1 CONTRIBUTION AGREEMENT (Project Peregrine) This Agreement made Between: HIS MAJESTY THE KING IN RIGHT OF THE PROVINCE OF BRITISH COLUMBIA, as represented by the Ministry of Jobs, Economic Development and Innovation (the “Province”) And: ABCELLERA BIOLOGICS INC., a corporation duly incorporated under the laws of British Columbia, having its head office located at 2215 Yukon Street, Vancouver, BC V5Y 0A1 (the “Recipient”) RECITALS WHEREAS I- Recipient is a Canadian company that engages in research and development (R&D) partnerships to discover and develop next-generation therapeutic antibodies; Recipient has requested seventy-five million dollars ($75,000,000) in financial contributions from the Province to support Project Peregrine; II- The Province agrees to make contributions of up to seventy-five million dollars ($75,000,000) to support Project Peregrine, and subject to Recipient entering an agreement with the Minister of Industry for the Strategic Innovation Fund (“Federal SIF Agreement”); III- the Project involves: • constructing a biotechnology campus to transition discovered antibodies to Clinical Trials; and • advancing a portfolio of antibody drug programs, including research, development, regulatory compliance activities and execution of Phase 1 Clinical Trials. NOW, THEREFORE in accordance with the mutual covenants and agreements herein, the Province and Recipient agree as follows:

2 1. Purpose of the Agreement The purpose of this Agreement is to set out respective obligations and the terms and conditions under which the Province will provide funding in support of the Project (as defined herein). 2. Interpretation 2.1 Definitions. In this Agreement, a capitalized term has the meaning given to it in this section, unless otherwise specified: “Affiliated Person” means an affiliated person as defined in the Income Tax Act, as amended. “Agreement” means this contribution Agreement including all the schedules attached hereto, as such may be amended, restated or supplemented, from time to time. “Background Intellectual Property” means Intellectual Property that is not Project Intellectual Property and that is required for the carrying out of the Project or the exploitation of the Project Intellectual Property. “Background Intellectual Property Rights” means the Intellectual Property Rights in Background Intellectual Property. “Benefits Phase” means the period from the day after the Project Completion Date to and including the last day of the Term. “Change in Control” of the Recipient means: (a) if the Recipient is a public company, the acquisition by an individual or company (or two or more of them acting in concert), excluding Current Shareholders, that results in its or their direct or indirect beneficial ownership of or more of outstanding voting shares of the Recipient. For greater clarity, this shall not apply to an acquisition of voting stock made by the Current Shareholders; or (b) if the Recipient is a private company, the acquisition by an individual or company (or two or more of them acting in concert) that results in its or their direct or indirect beneficial ownership of or more of the voting shares in the Recipient; or

3 (c) if the Recipient enters into a binding obligation to sell, sells or otherwise disposes of all or substantially all of its assets. “Claim Period” means the following quarters of a calendar year: January 1 to March 31, April 1 to June 30, July 1 to September 30 and October 1 to December 31. “Clinical Trial” means any clinical study involving the administration of a product to a human subject. “Collaboration” means the Recipient’s association with one or more Collaboration Partners for the purpose of research and development. “Collaboration Partner” means, other than the Recipient and its affiliates, any Canadian based Small and Medium Sized Enterprise, any Canadian Research Institute, any licensed or accredited academic, post-secondary institution in Canada that is/are involved in the Collaboration. “Conditional Portion” shall have the meaning set forth in Section 4.1(b). “Contribution” means the funding, in Canadian dollars, made available by the Province under this Agreement. “Co-op Student” means a student, enrolled at a post-secondary school in Canada, who is employed by the Recipient in BC for two (2) Co-op Terms, i.e., a total of eight (8) months of full-time co-op placement. “Co-op Term” means a four (4) month full-time position. “Current Shareholders” means Thermopylae Holdings Ltd. with Dr. Carl Lars Genghis Hansen as the beneficial owner. “Designated Person” means a person that is: (a) Designated under the Special Economic Measures Act (Canada); (b) Listed on any other Sanctions-related list maintained by the Government of Canada, according to the most current version published by the Government of Canada via Global Affairs Canada, at its official website or any replacement website or other replacement official publication of such list or lists; or (c) Listed on any other Sanctions- related list or is a “designated person” under any applicable Canadian law. “Dispose” means, as regards a Project Asset, the transferring outside British Columbia for a purpose other than research and development or manufacturing by the Recipient, selling, leasing or otherwise disposing including, in the case of a prototype or pilot plant,

4 the transfer to commercial production, but in any event, shall not include abandoning the Project Asset for legitimate business reasons, such as the disposal of obsolete or disused equipment or materials. “Eligibility Date” means . “Eligible Supported Costs” means the costs associated with work performed in Canada, or outside of Canada to the extent explicitly permitted in this Agreement that are incurred and paid by the Recipient in respect of the Project, excluding any costs prohibited or deemed ineligible elsewhere in this Agreement. “Event of Default” means the events of default listed in Subsection 13.1. “Execution Date” means the date of the last signature to this Agreement such that the Agreement is signed and dated by all Parties. “Fair Market Value” means the price that would be agreed to in an open and unrestricted market between knowledgeable and willing parties dealing at arm’s length, who are fully informed and not under any compulsion to transact. “Force Majeure” means event or effect that cannot be reasonably anticipated or controlled and is not due to the negligence or willful misconduct of the affected Party. Force Majeure includes, but is not limited to, acts of God, acts of war, acts of public enemies, terrorism, strikes, fires, explosions, pandemic, actions of the elements, floods, or other similar causes beyond the control of the Parties in the performance of the Agreement where non-performance, by exercise of reasonable diligence, cannot be prevented. “FTE” or “Full Time Equivalent” means the equivalent to a full-time employee who would be responsible to work at least 2,000 hours for the Recipient when calculated on an annual basis. Each equivalent to a full-time employee is calculated by dividing (a) by (b) where (a) = the aggregate of all hours worked by each employee who works for the Recipient including hours taken by them as paid vacation, sick leave, and for other similar reasons, calculated on an annual basis, and (b) = 2,000 hours. “FTE Rate” means the average salary per hour for an employee in BC for the calendar year 2032. “Government Fiscal Year” means the period from April 1 of one year to March 31 of the following year. “Gross Business Revenues” or “GBR” means revenue in the currency reported in the audited consolidated financial statements of the Recipient, as determined in accordance with generally accepted accounting principles as applied by the Recipient on a consistent basis.

5 “Healthy Participant” means an individual (who is not a Patient) that is or that becomes a participant in research, either as a recipient of the test article or as a control. “Intellectual Property” means all inventions, whether or not patented or patentable, all commercial and technical information, whether or not constituting trade secrets, and all copyrightable works, industrial designs, integrated circuit topographies, and trademarks, whether or not registered or registrable. “Intellectual Property Rights” means all rights recognized by law in or to Intellectual Property, including but not limited to Intellectual Property rights protected through legislation. These shall include patents, copyrights, industrial design rights, integrated circuit topography rights, rights in trademarks and trade names, all rights in applications and registrations for any of the foregoing, and all rights in trade secrets and confidential information. “Interest Rate” means the interest rate calculated in accordance with section 4(2) of the Interest on Overdue Accounts Receivable Regulation (B.C. Reg. 214/83) made under the Financial Administration Act; “Joint Research Projects” shall have the meaning set forth in Section 4.2(g). “Material Change” means a significant change in the scope, objectives, outcomes or benefits of the Project including without limitation, the following: (a) The Project is not completed or not expected to be completed by the Project Completion Date; (b) a change in the locations where the Project is to be performed as identified in Subsection 5.2. “Milestone” means a significant point or event in the Project as set forth in Section 4.2, the accomplishment of which would trigger payment from the Province to the Recipient as set forth in Section 8.2. “Party” means the Province, or the Recipient, and collectively “Parties”. “Patient” means any individual with or at risk of a specific health condition, whether or not the individual currently receives any therapy to prevent or treat that condition. Patients are the individuals who directly experience the benefits and harms associated with medical products. “Platform Intellectual Property” shall be comprised of Project Intellectual Property generally applicable to the discovery, development, and manufacturing of therapeutic antibodies.

6 “Program Intellectual Property” shall be comprised of Project Intellectual Property related to antibody drug candidates, including but not limited to the composition of matter, manufacturing, formulation, and use thereof. “Project” means the project as described in Schedule 1 - Statement of Work. “Project Asset” means an asset which, in whole or in part, has been acquired, created, developed, advanced and/or contributed to by the Contribution. “Project Completion Date” means . “Project Intellectual Property” means all Intellectual Property conceived, produced, developed or reduced to practice in carrying out the Project by the Recipient and/or any Affiliated Persons of the Recipient, or any of their employees, agents, contractors or assigns. Project Intellectual Property shall be comprised of Platform Intellectual Property and Program Intellectual Property. “Project Intellectual Property Rights” means the Intellectual Property Rights in the Project Intellectual Property. “Province Performance Participation Period” shall have the meaning set forth in Subsection 4.3. “Recipient Fiscal Year” means the period for which the Recipient’s accounts in respect of its business or property are prepared for purposes of assessment under the Income Tax Act, as amended. For clarity, “Recipient Fiscal Year” means the period from January 1 of one year to December 31 of the same year. “Research Institution” means any for the purposes of research activities. “Resulting Products” means all products, services or processes that: (a) are produced using the Project Intellectual Property; or (b) incorporate any of the Project Intellectual Property. “Sanctions” means economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by the Government of Canada. “Schedule” means a schedule to this Agreement, including any amendments or supplements. “Similar Goods” means goods or services that closely resemble the goods or services being transferred, in respect of their component materials, form, function and

7 characteristics, and are capable of performing an equivalent function as, and of being commercially interchangeable with, the goods being transferred. “Small and Medium Sized Enterprises” means commercial (for-profit) businesses, operating in British Columbia, with fewer than 500 employees. Excluded are non-profit and government organizations, schools, hospitals, subsidiaries, co-operatives, and finance and leasing companies. “SMB Research Projects” shall have the meaning set forth in Section 4.2(h). “Term” means the duration of this Agreement as set out in Subsection 3.2 of this Agreement. “Work Phase” means the period from the Eligibility Date to and including the Project Completion Date. 2.2 Currency. Unless otherwise indicated, all dollar amounts referred to in this Agreement are to the currency of Canada. If any currency conversion shall be required in connection with any payments to the Province under this Agreement, such conversion shall be made by using the average of the exchange rates for the purchase and sale of United States Dollars reported by the Wall Street Journal (U.S., Western Edition) on the last day of the Recipient Fiscal Year. 2.3 Singular/Plural. Wherever from the context it appears appropriate, each term stated in either the singular or plural shall include the singular and the plural. 2.4 Entire Agreement. Unless amended in writing by the Parties, this Agreement comprises the entire agreement between the Parties in relation to the Project. No prior document, negotiation, provision, undertaking or agreement in relation to the subject matter of this Agreement has legal effect. No representation or warranty, whether express, implied or otherwise, has been made by the Province to the Recipient, except as expressly set out in this Agreement. 2.5 Inconsistency. In case of inconsistency or conflict between a provision contained in the part of the Agreement preceding the signatures and a provision contained in any of the Schedules to this Agreement, the provision contained in the part of the Agreement preceding the signatures will prevail. 2.6 Schedules. This Agreement contains the following Schedules as described below, which form an integral part of this Agreement: Schedule 1 - Statement of Work Schedule 2 - Communications Obligations Schedule 3 - Cost Principles Schedule 4 - Reporting Requirements Schedule 5 - Contested Proceedings

18 6.5 Creation of Environmental Sustainability Plan (a) The Recipient will create an environmental sustainability plan within one (1) year of the Execution Date, to the satisfaction of the Province. The plan will outline how the Recipient aims to reduce and limit its negative environmental impacts and contribute to Canada’s target of achieving a net- zero emissions economy by 2050. (b) The plan should touch on a variety of environmental themes, including but not limited to: measuring and reporting greenhouse gas (GHG) emissions for its Canadian operations, actions to reduce or offset GHG emissions of Canadian operations, climate change risks for the recipient, waste reduction, water management and supply chain greening. The plan must contain baseline figures, identify areas for improvement, present feasible, measurable targets, and establish strategies necessary to achieve outlined goals. (c) The Recipient must include in the Sustainability Plan any and all commitments made in the Section entitled “Reduction of Environmental Impacts” above. Failure to meet any of the commitments made in the Section entitled “Reduction of Environmental Impacts” above may constitute an Event of Default. (d) The Recipient may further include in the Sustainability Plan additional targets in respect of environmental outcomes, which are not commitments made in the Section entitled “Reduction of Environmental Impacts.” The achievement of supplementary targets set out by the Recipient through its Sustainability Plan are not obligations in respect of this Agreement. A failure by the Recipient to meet the supplementary targets will not constitute an Event of Default. (e) For the duration of the Work Phase, the Recipient will provide an annual update of the plan to the Province outlining further steps, actions and refinements that will be taken to further environmental sustainability objectives. (f) The Recipient will report to the Province annually on progress achieved regarding its Environmental Sustainability Plan, for the duration of the term, including progress against the specified targets. 6.6 Amendment. The Recipient shall provide written notice to the Province of any changes which may have an impact on Schedule 1 – Statement of Work. The Recipient shall provide to the satisfaction of the Province sufficient written reasons to justify modifications to the Agreement. At the Province’s sole discretion, the Province may request a formal amendment to be executed by the Parties. The Parties agree to negotiate

19 in good faith such amendments. Failure to agree may result in the Province declaring an Event of Default in accordance with this Agreement. 7. Government Funding 7.1 The Recipient represents that the list below states all funding from federal, provincial, territorial or municipal governments in Canada (“Government Funding”), requested or received by the Recipient or that the Recipient currently expects to request or receive to cover any of the Eligible Supported Costs. The list below excludes provincial and federal investment tax credits. Federal $ 225,000,000 (Strategic Innovation Fund) Provincial $ 75,000,000 (Province of British Columbia) Territorial $ 0 Municipal $ 0 Total $ 300,000,000 7.2 The Recipient shall inform the Province of any change to the amount of Government Funding identified in Subsection 7.1. The Recipient shall also inform the Province of any provincial and federal investment tax credits, received or expected to be received by the Recipient for the Eligible Supported Costs. Such notice must be made promptly in writing, and in any case not later than thirty (30) days following any change. In the event of additional Government Funding, the Province will have the right to either reduce the Contribution to the extent of any additional funding received by the Recipient or require the Recipient to repay the Contribution hereunder equal to the amount of any such additional funding received by the Recipient in accordance with Subsection 8.5. 7.3 In no instance will the total Government Funding (including SIF funding, provincial and federal investment tax credits) towards Eligible Supported Costs of the Project be allowed to exceed of total Eligible Supported Costs. 8. Claims and Payments 8.1 Separate Records. The Recipient shall maintain accounting records that account for the Contribution paid to the Recipient and the related Project costs, separate and distinct from any other sources of funding. 8.2 Claims Procedures. The Province will reimburse claims for Eligible Supported Costs and Milestones submitted for a Claim Period, provided there is no Event of Default and the claims are: (a) submitted for each Claim Period, except for the first claim which will start on the Eligibility Date;

20 (b) submitted within forty-five (45) days of the end of each Claim Period; (c) accompanied with details of all costs being claimed according to Schedule 3 – Cost Principles, which have been incurred by the Recipient and which will be substantiated by such documents as may be required by the Province and presented in accordance with the Activities contained in Schedule 1 - Statement of Work, and, details of all Milestones being claimed according to Section 4.2; (d) certified, in a form satisfactory to the Province, by the chief financial officer of the Recipient or such other person considered satisfactory to the Province; (e) adjusted, if necessary, by including a deduction for expenses included in a previous claim which were not eligible expenses according to Eligible Supported Costs definition in this Agreement or which were not paid by the Recipient; (f) accompanied by a report containing: (i) the Recipient’s revised projections of the Project cash flows for the current Government Fiscal Year; (ii) an identification of any planned or completed transfer to commercial production, transfer outside of Canada, sale, lease or other disposal of equipment funded in whole or in part by the Contribution; (iii) an itemized list of foreign sub-contracting costs, if any; (iv) the foreign exchange rates used in the claim; (v) progress report as specified in Subsection 1.2 of Schedule 4 - Reporting Requirements; and (vi) such other information as the Province may request from time to time. (g) accompanied by a statement from the Recipient repeating and confirming the representations set out in Section 10 of this Agreement as required by Subsection 10.3, and a certification that there are no Events of Defaults (and no state of facts exist which, with the giving of notice or the passing of time, or both, would constitute an Event of Default); and (h) accompanied by the Recipient’s travel policy (first claim only).

21 8.3 Final Claim Procedures. The Recipient shall submit, within forty-five (45) days after the Project Completion Date, the final claim along with: (a) an itemized statement certified by the Recipient’s chief financial officer, or such other person considered satisfactory to the Province, attesting to the total Eligible Supported Costs for the Project incurred and paid; (b) a statement of the total government funding (federal, provincial and municipal funding as well as tax credits) received or requested to cover the Eligible Supported Costs of the Project; and (c) a final progress report on the Project, as more fully described in Subsection 1.3 of Schedule 4 - Reporting Requirements. 8.4 Payment Procedures. (a) The Province shall review and approve the documentation submitted by the Recipient following the receipt of the Recipient’s claim and in the event of any deficiency in the documentation, the Province will notify the Recipient and the Recipient shall immediately take action to address and rectify the deficiency. (b) Subject to the maximum Contribution amounts set forth in Subsection 4.1 and all other conditions contained in this Agreement, the Province shall pay to the Recipient the Eligible Supported Costs and Milestones set forth in the Recipient's claim, in accordance with the Province’s customary practices. (c) The Province may request at any time that the Recipient provide satisfactory evidence to demonstrate that all Eligible Supported Costs and Milestones claimed have been paid. 8.5 Overpayment by the Province. Where the Province determines that the amount of the Contribution disbursed exceeds the amount to which the Recipient is entitled, the Recipient shall repay to the Province, promptly and no later than thirty (30) days from notice from the Province, the amount of the overpayment together with interest at the Interest Rate from the date of the notice to the day of payment to the Province in full. Any such amount is a debt due to the Province and is recoverable as such. 9. Reporting, Monitoring, Audit and Evaluation 9.1 Reports. The Recipient agrees to provide the Province with the reports as described in Schedule 4 - Reporting Requirements, to the Province’s satisfaction. 9.2 Additional Information. Upon request of the Province and at no cost to the Province, the Recipient shall promptly elaborate upon any report submitted or provide such additional information as may be requested.

22 9.3 Province’s Right to Audit Accounts and Records. The Recipient shall, at its own expense, maintain and preserve in Canada and make available for audit and examination by the Province or the Province’s representatives all books, accounts and records relating to this Agreement or the Project held by the Recipient, its Affiliated Persons, agents and contractors and of the information necessary to ensure compliance with the terms and conditions of this Agreement, including repayment to the Province. The Province will have the right to conduct such audits at the Province’s expense as may be considered necessary. Unless otherwise agreed to in writing by the Province, the Recipient and its Affiliated Persons, agents and contractors shall maintain and preserve all books, accounts, invoices, receipts and records and all other documentation related to this Agreement until the end of the Recipient Fiscal Year that ends seven (7) years after the fiscal year of the date on which they were created. 9.4 Access to Records. The Recipient shall, at all times, ensure that its agents, employees, assigns, contractors, and Affiliated Persons are obligated to provide to the Province or its authorized representatives records and other information that are in possession of those agents, employees, assigns, contractors, and Affiliated Persons and that relate to this Agreement or to the use of the Contribution. 9.5 Access to Premises. The Recipient and its Affiliated Persons shall provide the representatives of the Province reasonable access to premises to inspect and assess the progress of the Project or any element thereof and supply promptly on request such data as the Province may reasonably require for statistical or Project evaluation purposes. 9.6 Evaluation. The Recipient shall, at its own expense, participate in the preparation of case studies reporting on the outcomes of the Project, to be completed by the Province or the Province’s agents, in order to assist in the Province’s preparation of an overall evaluation of the value and effectiveness of the Contribution. 10. Representations, Warranties and Covenants 10.1 Representations. The Recipient represents and warrants that: (a) it is duly incorporated under Canadian law and validly existing and in good standing and has the power and authority to carry on its business, to hold property and to enter into this Agreement and undertakes to take all necessary action to maintain itself in good standing, to preserve its legal capacity and to remain incorporated in a Canadian jurisdiction; (b) signatories to the Agreement have been duly authorized to execute and deliver this Agreement; (c) the execution, delivery and performance of this Agreement have been duly and validly authorized and that when executed and delivered, the

23 Agreement will constitute a legal, valid and binding obligation enforceable in accordance with its terms; (d) it is under no obligation or prohibition, nor is it subject to or threatened by any actions, suits or proceedings that could or would prevent compliance with the Agreement. The Recipient shall inform the Province forthwith of any such occurrence; (e) the execution and delivery of this Agreement and the performance by the Recipient of its obligations hereunder will not, with or without the giving of notice or the passage of time or both: (i) violate the provisions of the Recipient’s by-laws, any other corporate governance document subscribed to by the Recipient or any resolution of the Recipient; (ii) violate any judgment, decree, order or award of any court, government agency, regulatory authority or arbitrator; or (iii) conflict with or result in the breach or termination of any material term or provision of, or constitute a default under, or cause any acceleration under, any license, permit, concession, franchise, indenture, mortgage, lease, equipment lease, contract, permit, deed of trust or any other instrument or agreement by which it is bound; (f) it has obtained or will obtain all necessary licences and permits in relation to the Project, which satisfy the requirements of all regulating bodies of appropriate jurisdiction; (g) it owns or holds sufficient rights in any Intellectual Property required to carry out the Project; (h) the description of the Project in Schedule 1 - Statement of Work is complete and accurate; (i) it is in compliance with Sanctions; (j) it is not, nor are any of its respective officers or directors, a Designated Person; and (k) no part of the Contribution will be used, directly or indirectly, by the Recipient, in violation of Sanctions. 10.2 Covenants. The Recipient covenants and agrees that: (a) it is solely responsible for providing or obtaining the funding, in addition

24 to the Contribution, required to carry out the Project and the fulfilment of the Recipient’s other obligations under this Agreement; (b) no Material Change within the control of the Recipient will be made without the prior written consent of the Province. In the event that the Province does not consent to such a Material Change, the Province may exercise the remedies set out in Section 13; (c) a Change in Control is subject to the written consent of Canada’s Minister of Industry: (i) In the case where the Recipient is a private company, the Recipient shall notify the Province in writing no later than thirty (30) days prior to the date from which the Recipient expects to have a Change in Control; (ii) In the case where the Recipient is a public company, the Recipient shall notify the Province in writing when a Change in Control is publicly disclosed or no later than seven (7) days following any public announcement of a Change in Control; (iii) As a result of Recipient’s notification of the Change in Control, Canada’s Minister of Industry may require additional due diligence to determine the impacts of the Change in Control, such as the following, but not be limited to: the legal status of the Recipient pursuant to the Federal SIF Agreement’s terms and conditions; the impact on the Recipient’s finances and the Project to ensure that the Recipient is able to complete the Project; and, any other considerations that may emerge. The purpose of the due diligence is to ensure that Canada’s Minister of Industry can fully evaluate any additional considerations that were not identified at the time of authorizing the funding; (iv) in the case where the Recipient is a public company, it shall notify the Province, in writing, of any Current Shareholders having acquired a direct or indirect beneficial ownership of or more of the outstanding shares of voting stock of the Recipient, no later than thirty (30) days following such event. (v) In the event that Canada’s Minister of Industry does not consent to a Change in Control further to the notification pursuant to Subsections 10.2(c)(i) and 10.2(c)(ii), Canada’s Minister of Industry may exercise the remedies set out in Subsection 14.3 of the Federal SIF Agreement; (d) it shall retain possession and control of all Project Assets the cost of which has been contributed to by the Province under the Agreement, and the Recipient shall not Dispose of the same without the prior written consent of the Province, other than in the ordinary course of business where the

25 aggregate book value of such Project Assets for each occurrence is no greater than ; (e) it shall comply with the federal visibility requirements set out in Schedule 2 - Communications Obligations; (f) it shall comply with all laws and regulations applicable to it; (g) it will maintain in effect policies and procedures reasonably designed to ensure compliance by itself and its respective directors and officers with Sanctions; (h) it will conduct its business in compliance with Sanctions; (i) it will not use, directly or indirectly, the Contribution in violation of Sanctions; (j) it will not act in any other manner that would result in the violation of Sanctions; and (k) it will cause its controlled Affiliates to comply with Subsection 10.2(g) to Subsection 10.2(j). 10.3 Renewal of Representations. It is a condition precedent to any disbursement under this Agreement that the representations, warranties and covenants contained in this Agreement are true at the time of payment and that the Recipient is not in default of compliance with any terms of this Agreement. 11. Intellectual Property 11.1 Background Intellectual Property. The Recipient must own the Background Intellectual Property or hold sufficient Background Intellectual Property Rights to permit the Project to be carried out. 11.2 Project Intellectual Property. The Recipient must exclusively own and retain ownership of the Project Intellectual Property in Canada for the Term, unless otherwise agreed to by Canada’s Minister of Industry. The Recipient shall take appropriate steps to protect the Project Intellectual Property. For clarity, the Recipient shall manage the preparation, filing, prosecution, maintenance and enforcement of Program Intellectual Property in a commercially reasonable manner consistent with its overall portfolio of antibody programs, but this clarification does not relieve the Recipient of any other obligations herein. 11.3 Exploitation of Project Intellectual Property. The Recipient must own or hold sufficient Intellectual Property Rights to exploit the Project Intellectual Property and to make, construct, use, license, assign, commercialize, sell or have sold the Resulting Products, unless otherwise agreed to by Canada’s Minister of Industry.

27 Intellectual Property during the Term, along with the Recipient’s plan for enforcement of its Project Intellectual Property. 12. Indemnification and Limitation of Liability 12.1 Indemnification. Except for any claims arising from the gross negligence of, or willful misconduct by, the Province’s employees, officers, agents or servants, the Recipient agrees, at all times, to indemnify and save harmless, the Province and any of its officers, servants, employees or agents from all and against all claims and demands, actions, suits or other proceedings (and all losses, costs and damages relating thereto) by whomsoever made, brought or prosecuted (all of the foregoing collectively, the “Claims”), where such Claims are asserted or arise from the Province being a Party to this Agreement and exercising its rights and performing its obligations under this Agreement, to the extent such Claims result from: (a) the Project, its operation, conduct or any other aspect thereof; (b) the performance or non-performance of this Agreement, or the breach or failure to comply with any term, condition, representation or warranty of this Agreement by the Recipient, its Affiliated Persons, its officers, employees and agents, or by a third party or its officers, employees, or agents; (c) the design, construction, operation, maintenance and repair of any part of the Project; or, (d) any omission or other wilful or negligent act or delay of the Recipient, its Affiliated Person or a third party and their respective employees, officers, or agents. 12.2 Limitation of Liability. Notwithstanding anything to the contrary contained herein, the Province shall not be liable for any direct, indirect, special or consequential damages of the Recipient nor for the loss of revenues or profits arising from, based upon, occasioned by or attributable to the execution of this Agreement, regardless of whether such a liability arises in tort (including negligence), contract, fundamental breach or breach of a fundamental term, misrepresentation, breach of warranty, breach of fiduciary duty, indemnification or otherwise. 12.3 The Province, its agents, employees and servants will not be held liable in the event the Recipient enters into a loan, a capital or operating lease or other long-term obligation in relation to the Project for which the Contribution is provided. 13. Default and Remedies 13.1 Event of Default. The Province may declare an Event of Default has occurred if:

28 (a) the Recipient has failed or neglected to pay the Province any amount due in accordance with this Agreement; (b) the Project is not completed in accordance with Schedule 1 – Statement of Work to the Province’s satisfaction by the Project Completion Date or the Project is abandoned in whole or in part; (c) the Recipient has not, in the opinion of the Province, met or satisfied a term, covenant, or condition of this Agreement; (d) the Recipient becomes bankrupt or insolvent, goes into receivership, or takes the benefit of any statute, from time to time in force, relating to bankrupt or insolvent debtors; (e) an order is made or the Recipient has passed a resolution for the winding up or dissolution of the Recipient, or the Recipient is dissolved or wound up; (f) the Recipient has, in the opinion of the Province, ceased to carry on business or has sold all or substantially all of its assets or enters into a letter of intent or binding obligation to sell all or substantially all of its assets; (g) the Recipient fails to fulfill any of the contractual obligations set out in this Agreement; (h) a representation, covenant, warranty, or statement contained herein or in any document, report, or certificate delivered to the Province hereunder or in connection therewith is false or misleading at the time it was made; and (i) the Recipient fails to comply with the obligations regarding audit and evaluation, as set out in Section 9. 13.2 Notice and Rectification Period. Except in the case of an Event of Default under Subsection 13.1(d), (e), and (f) above, the Province will not declare that an Event of Default has occurred unless the Parties have attempted to resolve the issue in accordance with Schedule 6 – Resolution Process. If the Parties are unable to resolve this issue, the Province may give written notice to the Recipient of the occurrence which, in the Province’s opinion, constitutes an Event of Default and the Recipient fails, within thirty (30) days of receipt of the notice, either to correct the condition or event or demonstrate, to the satisfaction of the Province that it has taken such steps as are necessary to correct the condition, failing which the Province may declare that an Event of Default has occurred. 13.3 Remedies on Default. If, after following the process in Schedule 6 – Resolution Process, the Province declares that an Event of Default has occurred, the Province may

29 immediately exercise one or more of the following remedies, in addition to any remedy at law: (a) suspend or terminate any obligation by the Province to contribute or continue to contribute to the Eligible Supported Costs including any obligation to pay any amount owing prior to the date of such suspension; (b) require the Recipient to repay to the Province Contribution paid by the Province, together with interest from the day of demand at the Interest Rate; (c) require the Recipient to pay the Province the total of all amounts required to be repaid pursuant to this Agreement, less any amount already repaid to the Province together with interest from the day of demand at the Interest Rate; and (d) terminate the Agreement. 13.4 The Recipient acknowledges the policy objectives served by the Province’s agreement to make the Contribution, that the Contribution comes from the public monies, and that the amount of damages sustained by the Province in an Event of Default is difficult to ascertain and therefore, that it is fair and reasonable that the Province be entitled to exercise any or all of the remedies provided for in this Agreement and to do so in the manner provided for in this Agreement, if an Event of Default occurs. 14. Confidentiality 14.1 Consent Required. Subject to Schedule 2 - Communications Obligations, each Party shall keep confidential and shall not without the consent of the other Party disclose the contents of the Agreement and the documents pertaining thereto, whether provided before or after the Agreement was entered into, or of the transactions contemplated herein. 14.2 Financing, Licensing and Subcontracting. Notwithstanding Subsection 14.1 of this Agreement, the Province hereby consents to the Recipient disclosing this Agreement, or a portion or summary thereof, but only to such extent as is required for the following purposes: (a) securing additional financing; (b) licensing for commercial exploitation; (c) confirming to agents, contractors and subcontractors of the Recipient that all agents, contractors and subcontractors must agree to provide the Province with access to their records and premises, provided that any person to whom this Agreement or any portion or summary thereof is

30 disclosed shall execute a non-disclosure agreement prior to such disclosure; or (d) to (i) Recipient’s accountants/accounting firms, banks, financing sources, lawyers and related parties under substantially equivalent confidentiality obligations; (ii) in connection with any formal legal proceeding for the enforcement of this Agreement; (iii) as required by the regulations of the United States Securities and Exchange Commission (“SEC”), provided that all Confidential Information regarding the Province shall be redacted from such disclosures to the maximum extent allowed by the SEC; and (iv) in response to lawful process, subject to a written protective order. 14.3 Payments. Notwithstanding Subsection 14.1 of this Agreement, the Province may disclose any information relating to the amount of each payment made by the Recipient whether due or paid. 15. General 15.1 No Assignment of Agreement. No Party shall assign the Agreement or any part thereof without the prior written consent of the Province. Any attempt by a Party to assign this Agreement or any part thereof, without the express written consent of the Province, is void. 15.2 Annual Appropriation. Notwithstanding any other provision of this Agreement, the payment of money by the Province to the Recipient pursuant to this Agreement is subject to: (a) there being sufficient monies available in an appropriation, as defined in the Financial Administration Act, R.S.B.C. 1996, c.138 (the “FAA”) to enable the Province in any fiscal year or part thereof when any such payment may be required, to make that payment; and (b) Treasury Board, as defined in the FAA, not having controlled or limited, pursuant to the FAA, expenditure under any appropriation referred to in subsection (a). 15.3 Successors and Assigns. This Agreement is binding upon the Recipient, its successors and permitted assigns. 15.4 Event of Force Majeure. The Recipient will not be in default by reason only of any failure in the performance of the Project in accordance with Schedule 1 – Statement of Work if such failure arises without the fault or negligence of the Recipient and is caused by any event of Force Majeure. 15.5 Applicable Law. This Agreement will be interpreted in accordance with the laws of the province of British Columbia and federal laws of Canada applicable therein.

31 15.6 Dispute Resolution. If a dispute arises concerning the application or interpretation of this Agreement, the Parties will attempt to resolve the matter through good faith negotiation, and may, if necessary and the Parties consent in writing, resolve the matter through mediation or arbitration by a mutually acceptable mediator or by arbitration in accordance with the Commercial Arbitration Code set out in the schedule to the Commercial Arbitration Act (Canada), as amended, and all regulations made pursuant to that Act. 15.7 No Amendment. No amendment to this Agreement shall be effective unless it is made in writing and signed by the Parties hereto. 15.8 Contribution Agreement Only. This Agreement is a contribution Agreement only, not a contract for services or a contract of service or employment, and nothing in this Agreement, the Parties relationship or actions is intended to create, or be construed as creating, a partnership, employment or agency relationship between them. The Recipient is not in any way authorized to make a promise, agreement or contract and to incur any liability on behalf of the Province or to represent itself as an agent, employee or partner of the Province, including in any agreement with a third party, nor shall the Recipient make a promise, agreement or contract and incur any liability on behalf of the Province, and the Recipient shall be solely responsible for all deductions and remittances required by law in relation to its employees. 15.9 No Waiver. The rights and remedies of the Province under this Agreement shall be cumulative and not exclusive of any right or remedy that he or she would otherwise have. The fact that the Province refrains from exercising a remedy it is entitled to exercise under this Agreement will not constitute a waiver of such right and any partial exercise of a right will not prevent the Province in any way from later exercising any other right or remedy under this Agreement or other applicable law. 15.10 Consent of the Province. Whenever this Agreement provides for the Province to render a decision or for the Recipient to obtain the consent or agreement of the Province, such decision shall be reasonable on the facts and circumstance and such consent or agreement will not be unreasonably withheld but the Province may make the issuance of such consent or agreement subject to reasonable conditions. 15.11 No conflict of interest. The Recipient and its Affiliated Persons, consultants and any of their respective advisors, partners, directors, officers, shareholders, employees, agents and volunteers shall not engage in any activity where such activity creates a real, apparent or potential conflict of interest in the sole opinion of the Province, with the carrying out of the Project. For greater certainty, and without limiting the generality of the foregoing, a conflict of interest includes a situation where anyone associated with the Recipient owns or has an interest in an organization that is carrying out work related to the Project. 15.12 Disclose potential conflict of interest. The Recipient shall disclose to the Province without delay any actual or potential situation that may be reasonably

32 interpreted as either a conflict of interest or a potential conflict of interest. 15.13 Severability. Any provision of this Agreement which is prohibited by law or otherwise deemed ineffective will be ineffective only to the extent of such prohibition or ineffectiveness and will be severable without invalidating or otherwise affecting the remaining provisions of the Agreement. 15.14 Signature in Counterparts. This Agreement may be signed in counterparts and such counterparts may be delivered by acceptable electronic transmission, including portable document format (PDF), each of which when executed and delivered is deemed to be an original, and when taken together, will constitute one and the same Agreement. 15.15 Tax. The Recipient acknowledges that financial funding from government programs may have tax implications for its organization and that advice should be obtained from a qualified tax professional. 16. Contact Information & Notices 16.1 Form and Timing of Notice. Any notice or other communication under this Agreement shall be made in writing. The Province or the Recipient may send any written notice by any pre-paid method, including regular or registered mail, courier or email. Notice will be considered as received upon delivery by the courier, upon the Party confirming receipt of the email or one (1) day after the email is sent, whichever the sooner or five (5) calendar days after being mailed. 16.2 Any notices to the Province in fulfillment of obligations such as claims, reporting, and any other documents stipulated under this Agreement, will be addressed to: Major Investments Office Attn: Executive Director Email address: MajorInvestmentsContracts@gov.bc.ca Notwithstanding the foregoing, claims forms will not be sent by email unless otherwise agreed to in writing by the Province. 16.3 Any notices to the Recipient will be addressed to: AbCellera Biologics Inc. Attn: Tryn Stimart, Chief Legal and Compliance Officer Address: 2215 Yukon Street, Vancouver, BC V5Y 0A1 Fax No: n/a Email address: legal@abcellera.com. 16.4 Change of Contact Information. Each of the Parties may change the address, which they have stipulated in this Agreement by notifying in writing the other Party of the new address, and such change shall be deemed to take effect fifteen (15) calendar days

33 after receipt of such notice. [REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

34 IN WITNESS WHEREOF the Parties hereto have executed this Agreement through duly authorized representatives. HIS MAJESTY THE KING IN RIGHT OF THE PROVINCE OF BRITISH COLUMBIA, as represented by the Ministry of Jobs, Economic Development and Innovation Per: Ministry of Jobs, Economic Development and Innovation Date Fazil Mihlar, Deputy Minister Deputy Minister ABCELLERA BIOLOGICS INC. Per: Date Andrew Booth, Chief Financial Officer (CFO) I have the authority to bind the Corporation. May 23, 2023 23 May 2023

54 SCHEDULE 5 – CONTESTED PROCEEDINGS The Recipient is involved in a civil lawsuit filed by the Estate of John Schrader and another corporate entity naming as co-defendants the Recipient, some of its affiliates and Dr. Carl Hansen, the Recipient’s CEO. The lawsuit, No. S228332 (Vancouver Registry) was filed October 14, 2022, in the Supreme Court of British Columbia (Vancouver). The complaint alleges breach of an implied partnership or joint venture between Dr. John Schrader and Dr. Hansen and further alleges patent infringement of an issued Canadian patent (No. 2,655,511). The complaint seeks financial damages as well as other declarations. The Recipient believes that the claim is meritless and frivolous in all respects and intends to defend itself appropriately.